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As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTAC INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	98-0336945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong
+ (852) 2385 8789
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. David Darnell
Senior Vice President and Chief Financial Officer
12221 Merit Drive, Suite 1350
Dallas, Texas 75251
(469) 916-9891/(469) 916-9892 fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David Allen Wood, P.C. 12770 Coit Road, Suite 1100 Dallas, Texas 75251 (972) 458-0300/(972) 458-0301 fax
Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)

Common Stock, $0.001 par value	3,800,000	13.26	$43,020,000	$5,450.63

(1)
Includes such indeterminate number of shares of common stock as may be issued at indeterminable prices, but with an aggregate initial offering price not to exceed $13.26. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such shares shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(2)
Calculated pursuant to Rule 457(o) under the Securities Act.

        We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated June 25, 2004

PRELIMINARY PROSPECTUS

INTAC International, Inc.

3,800,000 Shares of Common Stock

(Par value $0.001 per share)

        This Prospectus relates to the resale of 1,800,000 shares of our common stock, par value $0.001 per share. We are registering these shares on behalf of selling stockholders named in this Prospectus to be offered and sold by them from time to time. The selling stockholders will receive all of the proceeds from any sales of common stock and we will not receive any of the proceeds from any sales of common stock by the selling stockholders.

        This Prospectus also relates to the offer and sale by us of up to 2,000,000 shares of our common stock. We may offer, issue and sell, from time to time, in amounts, at prices and on terms that we will determine at the time of offering, a maximum of 2,000,000 shares of our Common Stock, par value $0.001 per share. We will provide you with the specific terms of an offering of common stock in a supplement to this Prospectus, which we refer to as a Prospectus Supplement. The Prospectus Supplement will set forth the terms of the offering and sale of our common stock. We will deliver the Prospectus Supplement with this Prospectus. For information about the general terms of our common stock, see "Description of our Common Stock."

* * *

        Our stock currently trades in the United States on The NASDAQ SmallCap Market under the symbol "INTN" and in Europe on the Frankfurt Stock Exchange under the symbol "WKN 805768". On June 22, 2004, the last reported sale price of our common stock on The NASDAQ SmallCap Market was $13.26 per share.

        Our common stock may be sold directly by us or the selling stockholders, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution" in this Prospectus. If any such agents or underwriters are involved in the sale of any common stock, the names of the agents and underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. Each applicable Prospectus Supplement will provide the terms of the plan of distribution relating to the common stock covered by that Prospectus Supplement.

        You should read this Prospectus and any Prospectus Supplement carefully before you invest. Investing in our securities involves many risks. Please see "Risk Factors" commencing on page 4 of this Prospectus.

        Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 25, 2004

PROSPECTUS TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

        This document is called a Prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell the common stock described in this Prospectus in one or more offerings up to a maximum of 2,000,000 shares of our Common Stock, par value $0.001 per share (the "Common Stock").

        This Prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a Prospectus Supplement containing specific information about the terms of the offering. That Prospectus Supplement will include a discussion of any risk factors or other special considerations that apply to our common stock. The Prospectus Supplement also may add, update or change information in this Prospectus. If there is any inconsistency between the information in this Prospectus and a Prospectus Supplement, you should rely on the information in that Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information."

        This Prospectus also relates to the resale of 1,800,000 shares of common stock we are registering on behalf of selling stockholders named in this Prospectus to be offered and sold by them from time to time. The selling stockholders will receive all of the proceeds from any sales of common stock, and we will not receive any of the proceeds from any sales of common stock by the selling stockholders.

        The registration statement containing this Prospectus, including any exhibits to the registration statement, provides additional information about us and the common stock offered under this Prospectus. The registration statement can be read at the SEC Website, www.sec.gov, or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        When acquiring any common stock discussed in this Prospectus, you should rely only on the information provided in this Prospectus and any applicable Prospectus Supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the common stock in any state where such an offer is prohibited. You should not assume that the information in this Prospectus, any Prospectus Supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus to "INTAC International, Inc.," "INTAC," "we," "us," "our," or similar references mean INTAC International, Inc.

i

PROSPECTUS SUMMARY

        You should read this summary together with the entire Prospectus, including the more detailed information in our financial statements and accompanying notes incorporated by reference in this Prospectus.

OUR COMPANY

        INTAC International, Inc. ("INTAC" or the "Company") is a U.S. holding company focused on the exploitation of strategic business opportunities available in China and the Asia-Pacific Rim. The Company currently maintains offices in China (Hong Kong, Beijing and Tianjin), Germany (Frankfurt) and the United States (Dallas, Texas). During the periods reported, the Company's principal operations involved the distribution of premium brand wireless handsets from wholesalers, manufacturers and other distributors to network operators, agents, resellers, dealers and retailers and, to a much lesser extent, automobile distribution from Europe into mainland China. The Company has announced the redirection of its business plan from the traditional distribution of wireless handsets to the Internet portal business in China.

        On January 15, 2004, we announced the redirection of our business plan from the traditional distribution of premium brand wireless handsets to our new Internet joint venture, Beijing Intac Purun Educational Development Ltd ("Intac Purun"). In October 2003, we formed a new Internet joint venture, Beijing Intac Purun Educational Development Ltd ("Intac Purun"), with China Putian Corporation ("Putian") and the Ministry of Education in The People's Republic of China ("PRC"). Intac Purun was established to meet the growing need for expanding the employment opportunities for graduates of higher level education institutions in the PRC. The Ministry of Education has already established a database of graduates which is being made exclusively available to Intac Purun. Intac Purun will provide comprehensive employment information over its Internet portal to facilitate these graduates' employment search and future career development. This Internet portal will also offer employers a platform to list open positions available to final year graduates contained within this database. This fee-based service will be primarily made available to final year graduates; however, it is anticipated that in the future, the portal will be developed further to offer a variety of premium products and services to subscribers. The newly formed Internet joint venture is owned 45% by INTAC, 15% by Putian, 30% by a private investor group and 10% by the Ministry of Education.

        In October of 2001, we acquired all of the outstanding shares of INTAC International Holdings Limited, a Hong Kong corporation ("Holdings"), and its wholly owned subsidiary, New Tech Handels GmbH, a German corporation ("New Tech"). In 2002, Holdings incorporated two wholly owned subsidiaries; Global Creative International Limited, a Hong Kong corporation ("Global Creative") and INTAC Telecommunications Limited, a Hong Kong corporation ("Telecommunications"). Today, these subsidiaries operate our telecommunications wireless handset distribution segment (the "Wireless Handset Distribution Segment"). Through these subsidiaries, we distribute wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors worldwide. Through our wholly owned subsidiaries FUTAC Group Limited, a British Virgin Islands corporation ("FUTAC") incorporated in 2002, and Intac (Tianjin) International Trading Co., formerly "Intac Auto Mobile Trading Company Limited", a China corporation ("Intac Tianjin") incorporated in 2002, we operate our automobile distribution segment (the "Automobile Distribution Segment"). Through these subsidiaries, we distribute luxury automobiles from Europe to mainland China.

        Our initial objective in 2002 was to focus on our wireless handset distribution business and establish customer relationships and supply channels in China and the Asia-Pacific Rim. Our objective in 2003 was to continue to expand our distribution business and improve gross profit margins. Also in 2003, our strategy was to establish relationships with Chinese telecommunications enterprises and Chinese Government entities which might lead to opportunities in other fields of interest.

        As a result of establishing these relationships and bringing them to fruition, Intac Purun was established under the project name Career Net to meet the growing need for expanding the employment opportunities for graduates of higher level education institutions in the PRC. The Ministry of Education has already established a database of more than 3.3 million graduates which has been made exclusively available to Intac Purun. Intac Purun will provide comprehensive employment information over its Internet portal to facilitate these graduates' employment search and future career development.

        This Internet portal will also offer employers a platform to list open positions available to final year graduates contained within this unique and exclusive database. This fee based premium service will be linked to an employment service website of The Ministry of Education, a non-profit website used to communicate information to these university graduates.

        The Company has consolidated Intac Purun for the period since inception based on INTAC being designated as the operating partner for the joint venture and exercising effective control that INTAC has through the Board of Directors. INTAC appoints the majority of the Board of Directors which hires management and controls the day to day activities of Intac Purun making it the primary controlling shareholder. Accordingly, management has concluded that it is necessary to consolidate Intac Purun in order to properly reflect the substance of the Company's control position.

        Our objective in 2004 is to further enhance the business prospects and opportunities afforded by this unique database of graduate students. The Company is exploring an array of premium products and services which will be made available through our Internet portal business. The portal is being tailored to meet the growing student demand for these types of products and services.

        In addition, we continually evaluate investment opportunities in other business segments within China, the Asia-Pacific Rim and, to a lesser extent, Europe. Our entry into these new business segments is contingent upon our identifying both favorable investment opportunities and strategic partners with expertise in such business segments as well as available capital.

        We raised equity financing of $4.5 million in September 2003, issuing 1,000,000 shares to one accredited investor. Proceeds of the $4.5 million private placement were used to fund our participation in Intac Purun, as well as for working capital. We also raised equity financing of $12.0 million in May 2004, issuing 800,000 shares to one accredited investor. Proceeds from the $12.0 million private placement will be used to expand Intac Purun's Internet portal business, for strategic acquisitions or business alliances and for general working capital purposes. This Prospectus relates to the resale of these shares.

        The Company believes that it currently has adequate capital for at least the next twelve months; however, longer-term plans may require us to obtain additional financing through the issuance of debt, equity, other securities or a combination thereof in order to further expand Intac Purun's Internet portal business and take advantage of our other strategic agreements and business alliances and any future opportunities. In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. Unless we are able to continue to improve our operating performance, additional outside financing required to execute our longer-term business plan would be difficult to obtain on acceptable terms, if at all. As of the date of this Prospectus, we do not have any other financing arrangements, nor do we have any commitments to obtain such an arrangement with any bank or other third party. If we raise capital by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Any new securities may have rights, preferences or privileges senior to those of its common shareholders. There can be no assurances that we will be able to obtain additional financing on terms which are acceptable to us.

        Our stock currently trades in the United States on The NASDAQ SmallCap Market under the symbol "INTN" and in Europe on the Frankfurt Stock Exchange under the symbol "WKN 805768".

GENERAL BACKGROUND

        On January 15, 2004, we announced the redirection of our business plan from the traditional distribution of premium brand wireless handsets to our new Internet joint venture, Beijing Intac Purun Educational Development Ltd ("Intac Purun"). Intac Purun was formed in October 2003 with China Putian Corporation ("Putian") and the Ministry of Education in The People's Republic of China ("PRC"). The newly founded Internet joint venture is owned 45% by INTAC, 15% by Putian, 30% by a private investor group and 10% by the Ministry of Education.

        Our initial objective in 2002 was to focus on our wireless handset distribution business and establish customer relationships and supply channels in China and the Asia-Pacific Rim. Our objective in 2003 was to continue to expand our distribution business and improve gross profit margins. Also in 2003, our strategy was to establish relationships with Chinese telecommunications enterprises and Chinese Government entities which might lead to opportunities in other fields of interest.

        Our objective in 2004 is to further enhance the business prospects and opportunities afforded by the unique database of graduate students available to Intac Purun. The Company is exploring an array of premium products and services which will be made available through our Internet portal business. The portal is being tailored to meet the growing student demand for these types of products and services.

        Intac Purun has been exclusively selected by the Education Management Information Center ("EMIC"), a department under China's Education Ministry, to establish and operate the "Career Service Centers" for Chinese students. These Career Service Centers will provide Chinese students exclusively with a full-range of career development services, which will assist these students in finding jobs and managing their careers.

        Although we will de-emphasize the wireless handset and automobile distribution business, a significant portion of our short-term revenues will be generated by this business. At the present time, we are continuing to assemble an experienced management team for Intac Purun in order to execute an effective business plan while at the same time, ensuring that the joint venture has adequate capital to accomplish its goals. Intac Purun is expected to generate revenues in the second quarter of 2004.

        We were incorporated under the name "Commodore Minerals, Inc." under the laws of the State of Nevada on September 20, 2000, as a developmental stage corporation. Our initial business operations concentrated on mineral exploration. Although we never conducted any mineral exploration activities directly, we partnered with others in mineral exploration activities.

        On September 28, 2001, Mr. Wei Zhou, our Chief Executive Officer, Chairman and controlling shareholder, acquired a controlling interest in us by purchasing 7,000,000 shares of our stock in a private transaction with one of the organizers of Commodore Minerals, Inc. ("Commodore"). On October 13, 2001, we entered into a Reorganization Agreement with INTAC International Holdings Limited ("Holdings") and the shareholders of Holdings, including Mr. Zhou, pursuant to which Mr. Zhou and the other shareholders of Holdings conveyed their stock in Holdings to us in exchange for the issuance of an aggregate of 5,000,000 shares of our common stock (the "Reorganization"). Pursuant to that transaction, Holdings became our wholly owned subsidiary and New Tech, previously a subsidiary of Holdings, became our indirect subsidiary. For more detailed information on the Change of Control, please see our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission ("SEC") on October 15, 2001. For accounting purposes, the Reorganization was treated as a recapitalization of Holdings, with the effect that our historical financial statements reflect the business operations of Holdings.

        We operate through seven direct and indirect wholly-owned subsidiaries, including:

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  INTAC International Holdings Limited, a Hong Kong corporation formed on January 3, 2001, which acts as our primary distributor of telecommunications products into the Asia-Pacific Rim;

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  New Tech Handels GmbH, a German corporation formed on January 20, 2000 and acquired by Holdings in October 2001, which acts as our primary purchasing agent and distributor of products into Europe;

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  INTAC Holdco Corp., a Delaware corporation formed on October 10, 2001, which holds certain of the shares of INTAC International Holdings Limited;

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  FUTAC Group Limited, a British Virgin Islands corporation formed on January 2, 2002, which imports automobiles for distribution into mainland China;

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  Global Creative International Limited, a Hong Kong corporation formed on March 15, 2002, which acts as a distributor of refurbished telecommunications products into the Asia-Pacific Rim;

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  INTAC Telecommunications Limited, a Hong Kong corporation formed on March 8, 2002, which acts as a distributor of telecommunications products into the Asia-Pacific Rim; and

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  Intac (Tianjin) International Trading Co., formerly "Intac Auto Mobile Trading Company Limited", a China corporation formed on April 9, 2002, which imports automobiles for distribution into mainland China.

        We also operate our Internet portal business through a 45% owned subsidiary:

  •
  Beijing Intac Purun Educational Development Limited, a China corporation formed in October 2003, which provides comprehensive employment information over its Internet portal to facilitate graduates' employment search and future career development.

        In May 2004, we issued 800,000 shares of our unregistered, restricted common stock to an accredited investor in a private placement transaction for proceeds of $12.0 million. This transaction was exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D promulgated thereunder. Proceeds from the $12.0 million private placement will be used to expand Intac Purun's Internet portal business, for strategic acquisitions or business alliances and for general working capital purposes. We agreed to file the registration statement of which this Prospectus is a part, with the Securities and Exchange Commission, registering the resale of the shares. In addition, in September 2003, we issued 1,000,000 shares of our unregistered, restricted common stock to one accredited investor for proceeds of $4.5 million. We granted piggyback registration rights to this selling shareholder and have included those shares in the registration statement of which this Prospectus is a part.

        We believe that we currently have adequate capital for at least the next twelve months; however, longer-term plans may require us to obtain additional financing through the issuance of debt, equity, other securities or a combination thereof in order to take advantage of our strategic agreements and business alliances and future opportunities. Growing our business requires additional working capital. Our inventory purchases, including purchases of wireless handsets and automobiles, generally require full payment for the products prior to delivery. Also in some cases, we will give minimal credit terms to customers for the balance outstanding, if they have an established and good payment history with us. In addition, we must absorb the losses of our Internet portal business until such time as its revenue levels allow it to reach and sustain a breakeven point. Our inability to obtain additional acceptable financing would likely have a significant negative impact on our longer-term growth plans.

        In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. Unless we are able to continue to improve our operating performance, additional outside financing required to execute our longer-term business plan would be difficult to obtain on acceptable terms, if at all. As of the date of this Prospectus, we do not have any financing arrangements, nor do we have any commitments to obtain such an arrangement with any bank or other third party. If we raise capital by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Any new securities may have rights, preferences or privileges senior to those of our common shareholders. There can be no assurances that we will be able to obtain additional financing on terms which are acceptable to us.

        In addition to our current obligations, we continue to negotiate other strategic agreements and business alliances many of which will be dependent upon our obtaining additional working capital, or whose value will be materially less to us if we do not have the financial resources to fully exploit such opportunities.

        Our forecast of the period of time through which our financial resources will be adequate to support our operations under our current plan of operation is a forward-looking statement that is subject to risks and uncertainties, and we may be required to raise additional capital prior to that time and subsequently.

        We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

        We are an early stage company, with a very limited operating history upon which investors and others can evaluate our business, our current business and our prospects. See "Business Risk Factors—We are an early stage company and therefore our business and prospects are difficult to evaluate."

        We are a Nevada corporation. Our headquarters office is located at Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong. Our telephone number is + 852 2385-8789. Our U.S. corporate office is located at 12221 Merit Drive, Suite 1350, Dallas, TX 75251. Our corporate office's telephone number is (469) 916-9891. Our website can be found at www.intac-asia.com where all of our current SEC filings can be accessed free of charge as soon as reasonably practicable after they are filed with the SEC.

RISK FACTORS

        An investment in our shares of common stock, including the shares offered by this Prospectus (our "Shares"), involves a high degree of risk. In considering whether to purchase our Shares, you should carefully consider the following factors and other information set forth in this Prospectus. Any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently believe are immaterial, could harm our business, financial condition and operating results, and could result in the complete loss of your investment in our Shares. The risks set forth below are in addition to risks that apply to most businesses.

Risks Related To Our Business

We need additional working capital, the lack of which would likely have a significant negative impact on our longer-term business plan and our ability to take advantage of our strategic alliances and to successfully execute our expansion plan.

        Our capital requirements are difficult to plan in our rapidly changing industry and geographic region of operation. We currently expect that we will need capital to fund additions to our Internet portal and computer infrastructure, including any acquisitions of complementary assets, technologies or businesses we may pursue, as well as the expansion of our sales and marketing activities. We believe that we currently have adequate capital for the next twelve months; however, longer-term plans would require us to obtain additional financing through the issuance of debt, equity, other securities or a combination thereof in order to take advantage of our strategic agreements and business alliances. In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. Unless we are able to continue to improve our operating performance, additional outside financing required to execute our longer-term business plan would be difficult to obtain on acceptable terms, if at all. As of the date of this Prospectus, we do not have any other financing arrangements, nor do we have any commitments to obtain such an arrangement with any bank or other third party. If we raise capital by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Any new securities may have rights, preferences or privileges senior to those of its common shareholders. There can be no assurances that we will be able to obtain additional financing on terms which are acceptable.

        In addition to our current obligations, we continue to negotiate other strategic agreements and business alliances many of which will be dependent upon our obtaining additional working capital, or whose value will be materially less to us if we do not have the financial resources to fully exploit these opportunities. These opportunities and our ability to raise needed capital are subject to risks and uncertainties, and we may be required to raise additional capital prior to that time and subsequently.

        In addition, our wireless handset inventory purchases generally require the payment in full of the purchase price of the inventory prior to its delivery. Therefore, our ability to grow our wireless handset business and acquire additional inventory is dependent upon increasing our working capital resources.

        Our automobile distribution business will result in significantly increased working capital requirements dependent on the sales activity of the business. We expect to make an initial deposit for all vehicles when ordered (which we expect will be offset by customer deposits), and to make full payment for all vehicles upon delivery to us from the manufacturer. After our payment for the vehicles, we expect that it will take an estimated four to six weeks before we sell the vehicles and receive payment for the order. Therefore, we will need to finance the inventory during this period.

        Also in some cases, we will give minimal credit terms to customers for the balance outstanding, only if they have an established and good payment history with us. Generally our customers will pay within a few days of receipt and inspection of the product. Our business model generally requires a deposit by the customer. To the extent we are unable to increase our working capital assets, we will not be able to significantly increase our inventory purchases or fund the increased customer balances outstanding and accordingly, the growth of our sales could be restricted.

        Further, we may expand to other geographic markets, and the start-up costs for distribution and other marketing channels in new geographic markets will require additional capital. In addition to our current obligations, we continue to negotiate other strategic agreements and business alliances many of which will be dependent upon our obtaining additional working capital, or whose value will be materially less to us if we do not have the financial resources to fully exploit such opportunities. Our forecast of the period of time through which our financial resources will be adequate to support our operations under our current plan of operation is a forward-looking statement.

Our ability to obtain additional financing in the future is subject to a variety of uncertainties, including:

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  investors' perceptions of and appetite for Internet-related securities, especially in the Chinese market;

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  conditions in the U.S. and other capital markets in which we may seek to raise financing;

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  our future results of operations, financial condition and cash flows;

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  the amount of capital that other PRC entities may seek to raise in foreign capital markets;

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  PRC governmental regulation of foreign investment in Internet companies;

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  economic, political and other conditions in the PRC;

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  PRC governmental policies relating to foreign currency borrowings; and

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  any new laws and regulations that may require various PRC government approvals for securities offerings by companies engaged in the Internet sector in the PRC.

        Our inability to raise additional funds on favorable terms, or at all, could force us to scale back our planned expenditures, which could adversely affect our business and our growth prospects.

We are an early stage company and therefore our business and prospects are difficult to evaluate.

        Our distribution operating companies commenced operations from 2000 through 2002. New Tech commenced initial operations in 2000, Holdings and FUTAC commenced initial operations in 2001, and Global Creative, Telecommunications, and Auto Mobile Trading commenced initial operations in 2002. Furthermore, our Internet portal business, Intac Purun, commenced operations in 2003 and is expected to generate revenues in the second quarter of 2004. Consequently, we are an early stage company, with a very limited operating history upon which investors and others can evaluate our Company, our current business and our prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties we expect to encounter include our ability to:

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  continue to raise additional working capital, the lack of which would likely have a significant negative impact on our longer-term business plan and our ability to take advantage of our strategic alliances and to successfully execute our expansion plan;

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  manage the increased expense structure assumed by us as a U.S. public company;

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  manage the anticipated rise in operating expenses;

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  manage and implement successfully new business strategies;

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  adapt and successfully execute our evolving and unpredictable business model;

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  continue to sell products outside of traditional distribution channels;

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  establish and take advantage of contacts and strategic relationships;

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  adapt to our intended diversification into other industries and geographic regions;

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  continue to purchase sufficient inventory on terms favorable to us;

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  manage our inventory costs and obsolescence risks;

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  manage and adapt to rapidly changing and expanding operations;

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  implement and improve operational, financial and management systems and processes;

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  respond effectively to competitive developments;

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  attract, retain and motivate qualified personnel; and

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  manage each of the other risks set forth in this Prospectus.

        Because of our lack of operating history and the early stage of our development, we have limited insight into trends and conditions that may exist or might emerge and affect our business, especially the Internet portal and wireless handset refurbished market where we have very minimal history. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

Our experience or ability to capitalize on any agreement or letter of intent, and our ability to realize the potential benefits is not proven.

        We have no proven history of capitalizing on any strategic agreement such as our exclusive agreement with T-Mobile. There are also no guarantees of the quantities that will become available or that the capital required to fulfill our contractual obligation to purchase the refurbished handsets from T-Mobile will be available to us. As a result, we may not be able to meet our obligation under the terms of the agreement which may result in the termination of this agreement.

The growth we seek is rare.

        Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare, especially in weakened economic periods such as that currently experienced throughout the world. To the extent we are capable of growing our business as necessary, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a larger work force. If we do not manage the growth of our business effectively, our revenues and profits could be materially and adversely affected.

Mr. Zhou controls our management and the outcome of any stockholder vote.

        As of the date of this Prospectus, Mr. Zhou had voting power with respect to 11,950,000 shares, or 56.9%, of our common stock. As a result, Mr. Zhou controls all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations, sales of substantially all of our assets or a transaction that could result in our Company ceasing to be publicly held. Mr. Zhou is also our Chief Executive Officer and a director of our Company.

We depend, almost entirely, on the services of Mr. Zhou.

        Our success is substantially dependent on the efforts of Wei Zhou, our Chief Executive Officer. Mr. Zhou is our founder and the key contact with all of our most significant suppliers and customers. Therefore, we are almost entirely dependent on his services. The loss or interruption of the continued full-time service of Mr. Zhou would materially and adversely affect our business. We do not maintain key man insurance on the life of Mr. Zhou. To support our anticipated growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain such necessary personnel, it could have a materially adverse effect on our growth and our business.

We depend on key personnel and our business may be severely disrupted if we lose the services of our key executives and employees.

        Our future success is heavily dependent upon the continued service of our key executives and employees. If one or more of our key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we may lose customers and suppliers and incur additional expenses to recruit and train personnel. We do not maintain key-man life insurance for any of our key executives.

        We also rely on a number of key technology staff for the operation of Intac Purun. Given the competitive nature of the industry, the risk of key technology staff leaving Intac Purun is high and could have a disruptive impact on our operations.

Rapid growth and a rapidly changing operating environment strain our limited resources.

        We have limited operational, administrative and financial resources, which may be inadequate to sustain the growth we want to achieve. As public use of the Internet increases, as the demands of the public and the needs of our customers change and as the volume of online services increases, we will need to increase our investment in our network infrastructure, facilities and other areas of operations. If we are unable to manage our growth and expansion effectively, the quality of our services could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

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  adapt our services and maintain and improve the quality of our services;

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  protect our Web site from hackers and unauthorized access;

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  continue training, motivating and retaining our existing employees and attract and integrate new employees; and

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  develop and improve our operational, financial, accounting and other internal systems and controls.

Risks Related To The Chinese Internet Portal Industry, The Internet and Our Technology Infrastructure

We rely on our relationship with the Ministry of Education in China to ensure the success of the Internet portal business and ensure that we remain the exclusive operator of the Career Service Centers.

        Intac Purun currently has an exclusive arrangement with the EMIC to use their database of Chinese students. We are also the sole operator of the Career Service Centers. These Career Service Centers will provide Chinese students exclusively with a full-range of career development services, which will assist these students in finding jobs and managing their careers. Our business plan relies on this exclusive arrangement to achieve our goal of building the largest career service portal for Chinese students through this exclusive resource and innovative technologies. This exclusive arrangement also represents a significant barrier to entry for other potential competitors. The loss of these business arrangements or our exclusivity would have a material adverse effect on our business.

We expect to rely upon e-subscription revenues for a significant portion of our increases in revenues.

        We expect to derive a significant portion of our revenues from e-subscription services on Intac Purun's Internet portal, www.joyba.com, and will rely on e-subscription revenues as the primary source for future revenue increases. We have in the past relied entirely on revenues from our distribution businesses, and we anticipate that the revenue from our distribution business will continue to constitute the majority of our revenue for the foreseeable future. There can be no assurance that our Internet portal revenues will develop.

        E-subscription revenue is derived principally from providing job information subscription services. This service will provide subscribers with daily job information and open positions on their mobile phone through text messaging. Intac Purun's sophisticated database software will have the capability to match open positions with eligible candidates, who will receive an individual entry code to Intac Purun?s website where they will find the individually offered job. In the future, the Internet portal will also provide various paid services, including online career assessments and career development counseling, to Chinese students. In addition, the Internet portal will enable hiring companies to perform comprehensive background checks on their prospective employment candidates.

        Pursuant to contractual arrangements we will seek between Intac Purun and a number of mobile network operators in China which are subsidiaries of China Mobile Communication Corporation ("CMCC"), and China Unicom Co., Ltd, Intac Purun will likely rely on the operators for both billing of, and collection from, mobile phone users of e-subscription fees. These services fees are to be based on contracted rates.

        With respect to our e-subscription services, we will use CMCC and Unicom. We will rely on CMCC and Unicom in the following ways:

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  we provide short messaging services through CMCC's and Unicom's network and gateway;

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  we utilize and rely on CMCC and Unicom's billing systems to charge our subscribers through the subscriber's mobile phone bill;

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  we rely on their collection proxy services to collect payments from subscribers; and

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  we rely on their infrastructure to further develop our subscription services.

        We face significant risks in the area of e-subscription services, such as the following, which could adversely affect our e-subscription services and revenues:

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  E-subscription services are provided through our Web site and recorded in our internal systems. However, in order to recognize revenue and get paid for services provided, we rely on billing confirmations from CMCC and Unicom as to the actual amount of services they have billed to their mobile customers. We will not collect e-subscription fees from an operator in certain circumstances due to technical issues with the operator's billing system. We refer to these failures as an operator's "billing failure rate," which can vary from operator to operator. An operator's billing failure rate can vary from month to month and may change at any time without notice. If an operator encounters technical problems, increases in the billing failure rate for that operator could occur. Billing failure rates may result in a significant reduction in our e-subscription revenues.

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  While service fees for using an operator's infrastructure are set based on negotiations with the operator, our negotiating power is limited and if an operator increases its service fees, our gross margins and profitability could be reduced.

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  We rely on the operators to pay us the e-subscriptions fees which they have billed to their mobile customers. If an operator refuses to pay us or limits the amount of e-subscriptions fees which can be billed in a month, our revenues could be adversely affected.

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  An operator could launch competing services at any time.

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  The refusal of an operator to allow us to supply certain products or its refusal to allow us to charge our desired prices for our products could disrupt our e-subscription services.

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  If CMCC or Unicom is unwilling to cooperate with us, we would not be able to find substitute partners.

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  Growth and sustainability of our e-subscription revenues is dependent upon user acceptance of our existing and new products. Because these products are new and untested, we do not have a clear understanding of consumer behavior, making it difficult to predict future growth.

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  We face intense competition from a number of companies who may launch competing or better products than us at any time. In addition, there are limited barriers to entry in this area.

        We also face the risk that changes in government policy could restrict or curtail the services which we provide.

We will not be able to attract visitors to our Internet portal products and services if we do not maintain and develop the Intac Purun brand.

        Developing our brand is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet users in China grows. In order to attract and retain Internet users, we may need to increase substantially our expenditures for creating and maintaining brand loyalty. If our revenues do not increase proportionately, our results of operations and liquidity will suffer.

        Our success in promoting and enhancing our brand, as well as our ability to remain competitive, will also depend on our success in offering high quality content, features and functionality. If we fail to promote our brand successfully or if students or companies that visit our portal do not perceive our content and services to be of high quality, we may not be able to continue growing our business and attracting e-commerce customers and users.

If we fail to establish and maintain relationships with the EMIC, content and technology providers and mobile network operators, we may not be able to attract and retain users.

        We rely on a number of third party relationships to attract traffic and provide content in order to make our portal more attractive to users and advertisers. The loss of these third party relationships could negatively impact our business.

        Intac Purun currently has an exclusive arrangement with the EMIC to use their database of Chinese students and we are also the sole operator of the Career Service Centers. Without this relationship with the EMIC, we would lose access to the exclusive database and our competition may seek to establish the same relationship we have.

        Content providers may increase the fees they charge us for their content. Our operating expenses could therefore be adversely affected by our ability to obtain content at an economically acceptable cost. Most of our arrangements with content providers are short-term and may be terminated at the convenience of the other party. In addition, much of the third party content provided to our portal is also available from other sources or may be provided to other Internet companies. If other Internet companies present the same or similar content in a superior manner, it would adversely affect our visitor traffic.

        Substantially all of our subscription revenue is generated from providing a job information subscription service through text messaging where we depend on mobile network operators for message delivery and payment collection. If we were unable to continue this arrangement, our short messaging services would be severely disrupted.

        Our business also depends significantly on relationships with leading technology and infrastructure providers and the licenses that the technology providers have granted to us. Our competitors may seek to establish the same relationships as we have, which may adversely affect us. We may not be able to maintain these relationships or replace them on commercially attractive terms which would adversely affect on our business and financial condition.

We expect to rely on subscription, short messaging and e-commerce for a significant portion of our future revenues, but the Internet has not been proven as a widely accepted medium for advertising, subscription, short messaging or e-commerce.

        We expect to derive a significant portion of our revenue for the foreseeable future from online subscription, short messaging and e-commerce. If the Internet is not accepted as a medium for subscription, short messaging or e-commerce, our ability to generate revenues will be adversely affected.

Many of our current and potential e-commerce customers have only limited experience using the Internet for commerce purposes, and may not be willing to fully embrace the products and services we offer, which would adversely affect our future revenues and business expansion.

        The online e-commerce markets are new and rapidly evolving, particularly in China. As a result, many of our current and potential e-commerce customers have limited experience using the Internet for commerce purposes and historically have not devoted a significant portion of their sales budgets to Internet-based e-commerce. Moreover, customers that have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. In addition, companies may choose not to list their job placements on our portal if they do not perceive our online e-commerce platform to be effective or our audience demographics to be desirable. The failure to successfully address these risks or execute our business strategy would significantly reduce our profitability.

We face intense competition which could reduce our market share and adversely affect our financial performance.

        The PRC Internet market is characterized by an increasing number of entrants because, among other reasons, the barriers to entry are relatively low. The market for Internet services and products is intensely competitive. In addition, the Internet industry is relatively new and constantly evolving and, as a result, our competitors may better position themselves to compete in this market as it matures.

        There are many companies that provide or may provide Web sites and online destinations targeted at Internet users in China. Some of our major competitors in China are major United States Internet companies, such as Yahoo! Inc and Nasdaq listed Chinese companies Sohu.com, Sina.com and Netease. In addition, we may face competition from existing or new domestic PRC Internet companies that are either affiliated with large corporations such as Legend Computer, America Online and Softbank Corporation, or controlled or sponsored by PRC government entities. These competitors may have certain advantages over us, including:

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  substantially greater financial and technical resources;

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  more extensive and well developed marketing and sales networks;

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  better access to original content;

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  greater global brand recognition among consumers; and

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  larger customer bases.

        With these advantages, our competitors may be better able to:

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  develop, market and sell their products and services;

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  adapt more quickly to new and changing technologies; and

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  more easily obtain new customers.

        We may not be able to compete successfully against our current or future competitors.

The telecommunications infrastructure in China, which is not as well developed as in the United States, may limit our growth.

        The telecommunications infrastructure in China is not well developed. Our growth will depend on the PRC government and state-owned enterprises establishing and maintaining a reliable Internet and telecommunications infrastructure to reach a broader base of Internet users in China. The Internet infrastructure, standards, protocols and complementary products, services and facilities necessary to support the demands associated with continued growth may not be developed on a timely basis or at all by the PRC government and state-owned enterprises.

We depend on the mobile networks of all major telecommunication companies in China for telecommunications services, and any interruption in these services may result in severe disruptions to our business.

        Although private Internet service providers exist in China, almost all access to the Internet is maintained through ChinaNet, currently owned by China Netcom and China Telecom, under the administrative control and regulatory supervision of the Ministry of Information Industry (the "MII"). In addition, local networks connect to the Internet through a government-owned international gateway. This international gateway is the only channel through which a domestic Chinese user can connect to the international Internet network. We rely on this infrastructure and China Netcom and China Telecom to provide data communications capacity primarily through local telecommunications lines. Although the government has announced aggressive plans to develop the national information infrastructure, this infrastructure may not be developed and the Internet infrastructure in China may not be able to support the continued growth of Internet usage. In addition, we will have no access to alternative networks and services, on a timely basis if at all, in the event of any infrastructure disruption or failure.

Our financial condition or results of operations may be materially affected by the changes in policies or guidelines of the mobile telecommunications operators.

        The mobile telecommunications operators in China may, from time to time, issue operating policies or guidelines, requesting or stating its preference for actions to be taken by all wireless value-added service providers using their platforms. Due to our reliance on the mobile telecommunications operators, a significant change in their policies or guidelines may have a material adverse effect on us. For example, a mobile telecommunications operator may revise its billing policies to request wireless value-added service providers to confirm the subscription status of those users who have not been active for three months. Such change in policies or guidelines may result in lower revenues or additional operating costs for us, and we cannot assure you that our financial condition and results of operation will not be materially adversely affected by any policy or guideline change by the mobile telecommunications operators in the future.

We may be subject to adverse actions for any breach or perceived breach by us of the policies or guidelines imposed by the mobile telecommunications operator with respect to content provided on or linked through our websites.

        The mobile telecommunications operators in China may impose policies or guidelines to govern or restrict the content provided by all wireless value-added service providers, including content developed by us or content supplied by others to us. The mobile telecommunications operators from time to time have requested wireless value-added services providers to remove objectionable content or links to or from websites with certain categories of content, including content they may deem to be sexually explicit. We aggregate and develop content that we consider attractive to our targeted user base, and we cannot assure you that the mobile telecommunications operators will not from time to time find certain portions of our content to be objectionable. In the case of a breach or perceived breach of these policies or guidelines, the mobile telecommunications operators may require us to reduce or curtail the content on our Internet portal, which may reduce our portal traffic, and the mobile telecommunications operators may have the right to impose monetary fines upon us, or terminate our cooperation with them. In addition, we would be liable to the mobile telecommunications operators for their economic losses pursuant to our agreements with these operators if we were found to be in breach of the policies or guidelines promulgated by them. As a result of the occurrence of any of the above, our financial condition and results of operations may be materially adversely affected.

The relatively high cost of Internet access in China may limit the growth of the Internet industry in China and impede our growth.

        While the cost of Internet access in China has decreased dramatically in recent years due to the decrease in the cost of personal computers and laptops and the introduction and expansion of broadband access in China, it remains relatively high in comparison to the average income in China, which may make it less attractive for users to access, and transact business, over the Internet. Any fee or tariff increase could further decrease our user traffic and our ability to derive revenues from transactions over the Internet, which could have a material adverse effect on our business, financial condition and results of operations.

The acceptance of the Internet as a commerce platform in China depends on the resolution of problems relating to fulfillment and electronic payment.

        Our future growth of revenues depends in part on the anticipated expansion of e-commerce activities in China. As China currently does not have a reliable nationwide product distribution network, the fulfillment of goods purchased over the Internet will continue to be a factor constraining the growth of e-commerce. An additional barrier to the development of e-commerce in China is the lack of reliable payment systems. In particular, the use of credit cards or other viable means of electronic payment in sales transactions is not as well developed in China as in some other countries, such as the United States. Various government entities and businesses are working to resolve these fulfillment and payment problems, but these problems are expected to continue to hinder the acceptance and growth of the Internet as a commerce platform in China, which could in turn hinder our growth.

To the extent we are unable to scale our systems to meet the increasing PRC Internet population, we will be unable to expand our user base and increase our attractiveness to graduates and companies.

        As Web page volume and traffic increase in China, we may not be able to scale our systems proportionately. To the extent we do not successfully address our capacity constraints, our operations may be severely disrupted, and we may not be able to expand our user base and increase our attractiveness to graduates and companies.

Unexpected network interruptions caused by system failures may result in reduced visitor traffic, reduced revenue and harm to our reputation.

        Our portal operations are dependent upon Web browsers, Internet service providers, content providers and other Web site operators in China, which have experienced significant system failures and system outages in the past. Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce our user satisfaction, future traffic and our attractiveness to users and advertisers.

Our operations are vulnerable to natural disasters and other events, as we only have limited backup systems and do not maintain any backup servers outside of China.

        We have limited backup systems and could experience system failures and electrical outages from time to time in the future, which could disrupt our operations. All of our servers and routers are currently hosted in a single location. We do not maintain any back up servers outside of Beijing. We do not have a disaster recovery plan in the event of damage from fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins and similar events. If any of the foregoing occurs, we may experience a complete system shutdown. We do not carry any business interruption insurance. To improve the performance and to prevent disruption of our services, we may have to make substantial investments to deploy additional servers or one or more copies of our Web sites to mirror our online resources. Although we carry property insurance with low coverage limits, our coverage may not be adequate to compensate us for all losses, particularly with respect to loss of business and reputation that may occur.

Concerns about security of e-commerce transactions and confidentiality of information on the Internet may increase our costs, reduce the use of our portal and impede our growth.

        A significant barrier to e-commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. If unauthorized persons are able to penetrate our network security, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable.

        Internet usage could decline if any well-publicized compromise of security occurs. "Hacking" involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our Web site against hackers. We cannot assure you that any measures we may take will be effective. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user traffic.

Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

        We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and reputation. We rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. In particular, the laws of the PRC and certain other countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Future litigation could result in substantial costs and diversion of resources.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, materially disrupt our business.

        We cannot be certain that our products and services do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may in the future be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. In particular, if we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. We may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business.

Regulation and censorship of information distribution over the Internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from, or linked to our Internet portal.

        In recent years, the PRC government has adopted regulations governing Internet access and the distribution of news and other information over the Internet. Under those regulations, Internet content providers ("ICPs") and Internet publishers are prohibited from posting or displaying over the Internet content that opposes the fundamental principles in PRC's Constitution; compromises state security; divulges state secrets; subverts state power or damages national unity; harms the dignity or interests of the state; incites ethnic hatred or racial discrimination or damages inter-ethnic unity; sabotages PRC's religious policy or propagates heretical teachings or feudal superstitions; disseminates rumors; disturbs social order or disrupts social stability; propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes; insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or includes other content prohibited by laws or administrative regulations. Failure to comply with those requirements may result in the revocation of ICP licenses and the closing down of the concerned websites. In the past, failures to comply with those requirements have resulted in the closing down of websites. The website operator may also be held liable for such censored information displayed on, retrieved from or linked to such website.

        In addition, the MII has published regulations that subject website operators to potential liability for content included on their websites and the actions of users and others using their systems, including liability for violations of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. PRC's Ministry of Public Security has the authority to order any local Internet service provider, or ISP, to block any Internet website maintained outside China at its sole discretion. Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. PRC's State Secrecy Bureau, which is directly responsible for the protection of State secrets of the PRC government, is authorized to block any website it deems to be leaking State secrets or failing to meet the relevant regulations relating to the protection of State secrets in the distribution of online information.

        As these regulations are relatively new and subject to interpretation by the relevant authorities, it may not be possible for us to determine in all cases the type of content that could result in liability for us as a website operator. In addition, we may not be able to control or restrict the content of other ICPs that are linked to or accessible through our websites, or content generated or placed on our websites by our users, despite our attempt to monitor such content. To the extent that regulatory authorities find any portion of our content to be objectionable, they may require us to limit or eliminate the distribution of such information or otherwise curtail the nature of such content on our websites, which may reduce our user traffic and have a material adverse effect on our financial condition and results of operations. In addition, we may be subject to significant penalties for violations of those regulations arising from information displayed on, retrieved from or linked to, our websites, including a suspension or shutdown of our operations.

The laws and regulations governing the Internet industry in China are developing and subject to future changes, and substantial uncertainties exist as to the interpretation and implementation of those laws and regulations.

        In recent years the PRC government has begun to enact laws and regulations applicable to Internet-related services and activities, many of which are relatively new and untested and subject to future changes. In addition, various regulatory authorities of the central PRC government, such as the State Council, the MII, the State Administration of Industry and Commerce, or SAIC, the State News and Publication Administration, or SNPA, and the Ministry of Public Security, are empowered to issue and implement regulations to regulate certain aspects of Internet-related services and activities. Furthermore, some local governments have also promulgated local rules applicable to Internet companies operating within their respective jurisdictions. As the Internet industry itself is at an early stage of development in China, there will likely be new laws and regulations adopted in the future to address issues that arise from time to time. As a result of the foregoing, substantial uncertainties exist regarding the interpretation and implementation of current and future PRC Internet laws and regulations. While we believe we are in compliance with all applicable PRC laws and regulations currently in effect, we cannot assure you that we will not be found in violation of any current or future PRC laws and regulations due to these substantial uncertainties.

If we are not able to respond successfully to technological or industry developments, our business may be materially adversely affected.

        The telecommunications market is characterized by rapid advancements in technology, evolving industry standards and changes in customer needs. New services or technologies may render our existing services or technologies less competitive or obsolete. Responding and adapting to technological developments and standard changes in our industry, the integration of new technologies or industry standards or the upgrading of our networks may require substantial time, effort and capital investment. In the event that we are unable to respond successfully to technological industry developments, this may materially adversely affect our business, results of operations and competitiveness.

Risks Related To The Distribution Industry

Our efficient distribution business model may not be successful which could result in the need to quickly change our growth strategy or business plan.

        Our "efficient distribution" business model is premised upon our ability to acquire inventory in bulk at competitive prices and quickly resell the products into other geographic markets. Our distribution segment is a pure distribution business, and we do not currently offer any additional services or product enhancements to accompany the sale of our inventory. To the extent that customer preferences dictate that additional services or product enhancements are required to successfully compete in the wireless products industry, we may be forced to quickly change our distribution business plan. While we attempt to distinguish ourselves based upon price and our ability to adapt to changes in market trends, many of our competitors couple their distribution of wireless communications products with product enhancements and services.

We are a small player in a highly competitive environment.

        We compete with numerous well-established companies, many, if not most, of which are larger and have greater capital and management resources than we do. In certain markets, we face competition from manufacturers of products that we resell and from our own suppliers. We compete primarily on the basis of price, inventory availability, delivery time and our customer relationships. To the extent our competitors market the same or similar products and have superior financial resources, those competitors will be better able to withstand substantial price competition and to implement extensive promotional programs. We expect price competition to increase in the future. Because of this intense competition, wholesale distributors, including our Company, generally operate with low gross margins. Our ability to remain competitive will be largely dependent on our ability to control costs and protect profit margins, and to anticipate and respond to various factors affecting the industry. These factors include new product introductions; changes in consumer preferences, demographic trends, international, national, regional and local economic conditions; and discount pricing strategies implemented by competitors. In addition, our business plan could be adversely affected if product manufacturers elect to market wireless products directly to consumers rather than through distribution networks. The trend for direct sales by manufacturers to end-users has accelerated in the European Union, therefore reducing the margins and business opportunities for companies like ours that resell manufacturers' products. In addition, we face competition from network operators that discount the price of wireless communications products in connection with promotional efforts to sell wireless communications services. No assurance can be given that we will compete successfully in the wholesale distribution market, particularly as we enter into new international markets.

We do not have any definitive customer contracts for the refurbished wireless handsets promised by the T-Mobile agreement, which renders our distribution channel particularly unstable.

        We do not have any definitive agreements with our customers for delivery of refurbished wireless handsets, and instead we will sell our inventory at sales prices that fluctuate frequently. Accordingly, our customers are not contractually obligated to buy from us in the future, which might require us to sell such products at below market prices.

We are dependent on a single supplier and do not maintain sufficient redundant sources of supply at this time.

        We have historically purchased substantially all of the handsets resold by us from only a few wholesalers. In 2003, we purchased 83.8% of our wireless handset from Deutsche Telekom. Although we intend to seek out and obtain additional sources of supply in the near future, we do not currently have any commitments of supply for any new premium wireless handsets. Accordingly, we are currently dependent on our existing few suppliers, and in particular Deutsche Telekom, to provide us with adequate inventories. To the extent that any manufacturers or distributors to existing or future suppliers terminate or modify the terms of their relationships with our suppliers to discourage resales by us, our suppliers may cease providing products to us at the favorable pricing that we currently enjoy. Any decrease in our number of suppliers, or in the terms available from them, could cause us to purchase inventory at higher prices. Any determination by Deutsche Telekom not to supply us with handsets in the future could have a material adverse affect on our business.

Our three largest customers represent a majority of our distribution business and our success depends, in significant part, on our ability to retain them as customers.

        Our largest customers represent a majority of our distribution business. For the year ended December 31, 2003, our three largest customers represented 77.8% of our business, with our largest customer Mr. Lam representing 68.6% of our sales. We do not maintain contracts with these or any other of our customers. If any one or more of these customers were to reduce or stop purchasing products from us prior to the time that we were able to obtain significant additional customers, our business, operating results and financial condition would be materially adversely affected. We cannot assure you that any of our principal customers will be customers of ours in future periods.

We are subject to risks of customers defaulting on payments due.

        We generally receive payment from our customers within a few days of the customer receiving and inspecting the product. In addition, we generally require a deposit by the customer; however, in some cases, we will give minimal credit terms to customers for the balance outstanding if they have an established and good payment history with us. However, we remain susceptible to companies that do not pay their outstanding balances due, for reasons beyond our control.

Our three largest suppliers represent a majority of our purchases and our success depends, in significant part, on our ability to maintain them as suppliers.

        Our largest suppliers represent a majority of our purchases. For the year ended December 31, 2003, our three largest suppliers of wireless handsets accounted for approximately 89.2% of our product purchases. At present, we seek to concentrate purchases with selected suppliers to ensure access to high-quality products on advantageous terms; although, we believe we will need redundant sources of supply in the future. Because product availability is unpredictable, a strong base of vendor relationships will be important to our success. We maintain ongoing contact through telephone calls with our vendors to learn when products will become available, at what prices product is moving and which model numbers are the most sought after by consumers. Loss of our ability to purchase product from these suppliers, or the failure by these or other suppliers to supply competitive products on a timely basis and on favorable terms, or at all, would have a material adverse effect on our business and operations.

We do not have any vendor or customer contracts for new premium wireless handsets, which renders our supply and distribution channels particularly unstable.

        We do not have any long-term agreements with our suppliers of new premium handsets, and instead we acquire our inventory pursuant to purchase orders at prices that fluctuate frequently. In addition, we resell our inventory to various retail and wholesale distributors based upon purchase orders at varying prices, and we do not have any long-term contracts with any of our customers. Accordingly, our suppliers are not contractually obligated to sell to us in the future, and our customers are not contractually obligated to buy from us in the future.

Our distribution business operates on a low-margin basis, and our margins may be reduced in the future.

        Our distribution business operates on a high-volume, low-margin basis. Our ability to generate sales is based upon our having an adequate supply of products. The gross margins that we realize on sales of wireless handsets could be reduced due to increased competition or a growing industry emphasis on cost containment. In addition, we expect our operating expenses to increase significantly as we expand into new geographic markets and incur additional personnel, legal, accounting and other costs associated with operating as a public company. Therefore, our future profitability will depend on our ability to increase sales to cover our additional expenses. We may not be able to substantially increase sales rates. Even if our sales rates do increase, the gross margins that we receive from our sales may not be sufficient to make our future operations profitable.

We are subject to risks of inventory price declines and obsolescence.

        We purchase inventory at prices that fluctuate regularly, sometimes daily, based upon market conditions. Although we typically locate a buyer for all or some portion of a supply order prior to effecting a purchase from our suppliers, we necessarily assume inventory, price erosion and obsolescence risks for all unsold or unallocated products. These risks are especially significant with wireless telephone products because they generally are characterized by rapid technological change and obsolescence which affects customer demand. Our success will depend on our ability to purchase inventory at attractive prices relative to its resale value and our ability to turn our inventory rapidly through sales. Our initial operations have focused primarily on wholesale distribution networks, which generally have a shorter inventory cycle than retail sales. If we pay too much or hold inventory too long, we may be forced to sell our inventory at a discount or at a loss or write down its value.

If we experience problems in our distribution operations, we could lose customers.

        In addition to inventory suppliers, we depend on several other third parties over whom we have limited control, including, in particular, freight forwarding companies and common carriers. We have no long-term relationships with any of these parties. We are, therefore, subject to risks, including risks of employee strikes and inclement weather and increased costs due to rising fuel costs, which could result in failures by such parties to provide services to us in a timely and cost-efficient manner, which could damage our reputation and have a material adverse effect on our financial condition and results of operations.

New technologies may reduce the demand for our products.

        The technology relating to wireless handsets changes rapidly, and industry standards are constantly evolving, resulting in product obsolescence and short product life cycles. If other companies develop and commercialize new technologies or products in related market segments that compete with existing wireless technologies, it could materially change the types of products that we may be required to offer or result in significant price competition. Notwithstanding our efficient distribution strategy, product obsolescence could result in significantly increased inventories of our unsold products. Furthermore, if we elect to stock our inventories in the future with any of these technologies and products, we will run the risk that our existing customers and consumers may not be willing, for financial or other reasons, to purchase new equipment necessary to utilize these new technologies. There is no assurance that new technologies will not reduce the demand for our products.

We may become subject to suits alleging medical risks associated with our wireless handsets.

        Lawsuits or claims have been filed or made against manufacturers of wireless handsets over the past years alleging possible medical risks, including brain cancer, associated with the electromagnetic fields emitted by wireless communications handsets. There has been only limited relevant research in this area, and this research has not been conclusive as to what effects, if any, exposure to electromagnetic fields emitted by wireless handsets has on human cells. Substantially all of our revenues are derived, either directly or indirectly, from sales of wireless handsets. Because of our participation in the distribution of wireless handsets, we may become subject to lawsuits filed by plaintiffs alleging various health risks from our products. If any future studies find possible health risks associated with the use of wireless handsets or if any damages claim against us is successful, it would likely have a material adverse effect on our business. Even an unsubstantiated perception that health risks exist could adversely affect our ability or the ability of our customers to market wireless handsets.

Risks Attributable To International Operations

PRC Internet laws and regulations are unclear and will likely change in the near future. If we are found to be in violation of current or future PRC laws or regulations, we could be subject to severe penalties.

        In order to meet ownership requirements under PRC law which restrict or prohibit foreign companies such as INTAC from operating in certain industries such as Internet content providers, INTAC made loans to two China nationals, Miss Zhang Wanqin and Miss Li Min. Miss Zhang and Miss Li are the equity owners of Tianjin Weilian, a company incorporated in the PRC. These loans were made to finance Miss Zhang and Miss Li, on behalf of the Company, for the purpose of establishing Tianjin Weilian which initially directly owned the 45% interest in Intac Purun. Tianjin Weilian pledged as collateral the 45% ownership of Intac Purun against these loans from INTAC. Furthermore Tianjin Weilian assigned all operating rights, title and interest they had in Intac Purun to INTAC including all interest held, all rights to capital accounts, distributions and/or allocations of cash property and income, and all rights to participate in management and to vote with regard to affairs relating to the company. We believe this indirect ownership concept is common for public Internet portals in China. In March 2004, Intac Purun obtained the necessary licenses which allowed INTAC to own directly the 45% share currently held by Tianjin Weilian under PRC law. As a result, the 45% interest owned by Miss Zhang and Miss Li was transferred to INTAC in full settlement of the loan.

        The PRC regulates its Internet sector by making pronouncements or enacting regulations regarding the legality of foreign investment in the PRC Internet sector and the existence and enforcement of content restrictions on the Internet. We believe that our current ownership structure complies with all existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation of current PRC Internet laws and regulations. Accordingly, it is possible that the PRC government will ultimately take a view contrary to ours.

        Issues, risks and uncertainties relating to PRC government regulation of the PRC Internet sector include the following:

  •
  The PRC enacted regulations applying to Internet-related services and telecom-related activities. While many aspects of these regulations remain unclear, they purport to limit and require licensing of various aspects of the provision of Internet information services. If these regulations are interpreted to be inconsistent with our business, our business will be severely impaired.

  •
  Under the agreement reached in November 1999 between the PRC and the United States concerning the United States' support of China's entry into the World Trade Organization, or WTO, foreign investment in PRC Internet services will be liberalized to allow for 30% foreign ownership in key telecommunication services, including PRC Internet ventures, for the first year after China's entry into the WTO, 49% in the second year and 50% thereafter. China officially entered the WTO on December 11, 2001. However, the implementation of China's WTO accession agreements is still subject to various conditions.

  •
  The MII has also stated that the activities of Internet content providers are subject to regulation by various PRC government authorities, depending on the specific activities conducted by the Internet content provider. Various government authorities have stated publicly that they are in the process of preparing new laws and regulations that will govern these activities. The areas of regulation currently include online advertising, online news reporting, online publishing, online securities trading and the provision of industry-specific (e.g., drug-related) information over the Internet. Other aspects of our online operations may be subject to regulation in the future.

        The interpretation and application of existing PRC laws and regulations, the stated positions of the MII and the possible new laws or regulations have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, PRC Internet companies, including us.

        Accordingly, it is possible that the relevant PRC authorities could, at any time, assert that any portion or all of our or Tianjin Weilian's existing or future ownership structure and business violate existing or future PRC laws, regulations or policies. It is also possible that the new laws or regulations governing the PRC Internet sector that have been adopted or may be adopted in the future will prohibit or restrict foreign investment in, or other aspects of, any of our proposed businesses and operations. In addition, these new laws and regulations may be retroactively applied to us.

        If we are found to be in violation of any existing or future PRC laws or regulations, the relevant PRC authorities would have broad discretion in dealing with such violation, including, without limitation, the following:

  •
  levying fines;

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  confiscating our income;

  •
  revoking our business license;

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  shutting down our servers and/or blocking our Web sites;

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  requiring us to restructure our ownership structure or operations; and

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  requiring us to discontinue any portion or all of our Internet business.

        Any of these actions could have a material adverse effect on our financial condition and results of operations.

We have attempted to comply with restrictions on foreign investment in the PRC Internet sector imposed by the PRC government by entering into agreements with Tianjin Weilian, which was an investment holding company holding 45% equity interest of Intac Purun. If the PRC government finds that these agreements do not comply with the relevant foreign investment restrictions, our business in the PRC will be adversely affected.

        During 2003, the Company made loans of $1,233,000 and $123,000 to Miss Zhang and Miss Li respectively. Miss Zhang and Miss Li are the equity investors of Tianjin Weilian. These loans were made to finance Miss Zhang and Miss Li, on behalf of the Company, for the purpose of establishing Tianjin Weilian. When the procedures to establish Intac Purun were completed in 2004, these receivable balances were converted to a long term investment in Intac Purun.

        The legal uncertainties associated with PRC government regulations and our restructuring may be summarized as follows:

  •
  whether the PRC government may view our structure as being in compliance with its laws and regulations;

  •
  whether the PRC government may impose additional regulatory requirements with which we may not be in compliance; and

  •
  whether the PRC government will permit INTAC or Intac Purun to retain current licenses or acquire future licenses necessary in order to conduct operations in the PRC.

        We cannot be sure that our restructured operations and activities will be viewed by PRC regulatory authorities as in compliance with applicable PRC laws and regulations. Our business will be materially adversely affected if our business license is revoked as a result of non-compliance. In addition, we cannot be sure that we will be able to obtain all of the licenses we may need in the future. Future changes in PRC government policies affecting the provision of information services, including the provision of online services and Internet access, may impose additional regulatory requirements on us or our service providers or otherwise harm our business.

The PRC government may prevent us from distributing, and we may be subject to liability for, content that it believes is inappropriate.

        The PRC has enacted regulations governing Internet access and the distribution of news and other information. In the past, the PRC government has stopped the distribution of information over the Internet that it believes to violate PRC law, including content that is obscene, incites violence, endangers national security, is contrary to the national interest or is defamatory. In addition, persons may not publish certain news items, such as news relating to national security, without permission from the PRC government. Furthermore, the Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside the PRC at its sole discretion. Even if we comply with PRC governmental regulations relating to licensing and foreign investment prohibitions, if the PRC government were to take any action to limit or prohibit the distribution of information through our network or to limit or regulate any current or future content or services available to users on our network, our business would be materially harmed.

        We are also subject to potential liability for content on our Web sites that is deemed inappropriate and for any unlawful actions of our subscribers and other users of our systems under regulations promulgated by the MII.

        Furthermore, we are required to delete content that clearly violates the laws of the PRC and report content that we suspect may violate PRC law. It is difficult to determine the type of content that may result in liability for us, and if we are wrong, we may be prevented from operating our Web sites.

Our international operations subject us to other significant risks.

        Our international operations expose us to a wide variety of other risks including increased credit risks, customs duties, import quotas and other trade restrictions, potentially greater inflationary pressures, shipping delays, the risk of failure or material interruption of wireless systems and services, possible wireless product supply interruption and potentially significant increases in wireless product prices. Changes may occur in foreign trade and investment laws in the territories and countries where we operate. U.S. laws and regulations relating to investment and trade in foreign countries could also change to our detriment. Any of these factors could materially and adversely affect our revenues and profits. We are subject to risk of political instability and trade sanctions within China.

        China has traditionally been a closed market with strict political controls. As China shifts to a market economy, growing economic and social freedoms may conflict with the more restrictive political and governmental policies. In addition, democratic countries throughout the world have, from time to time, attempted to use economic and other sanctions to achieve political or social change in other countries. In addition, the Chinese government has continuously failed to recognize the independence of Taiwan and, from time to time, has threatened military action in the region when Taiwanese independence has been asserted. Each of these factors could result in economic sanctions, economic instability, the disruption of trading and war within China and the Asia-Pacific Rim, any of which could result in our inability to conduct business operations in China. Because a substantial majority of our business is currently within China, the disruption of distribution channels into China would have a material and adverse consequence to us.

        Further risks relating to international operations include, but are not restricted to, unexpected changes in legal and regulatory requirements, changes in tariffs, exchange rates and other barriers, political and economic instability, possible effects of war and acts of terrorism, difficulties in account receivable collection, difficulties in managing distributors or representatives, difficulties in staffing and managing international operations, difficulties in protecting the Company's intellectual property overseas, seasonality of sales and potentially adverse tax consequences. Any of these factors could materially and adversely affect our revenues and profits.

Any future outbreak of SARS or any other epidemic in China may have a material adverse effect on our business operations, financial condition and results of operations.

        During 2003, China and certain other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as SARS. On July 5, 2003, the World Health Organization declared that SARS had been contained. However, in recent months, a few new cases of SARS have been reported in Asia since the initial outbreak of SARS was declared contained on July 5, 2003. While the outbreak of SARS or any other epidemic may have increased the usage of the Internet, an outbreak in the future may disrupt our business operations and have a material adverse effect on our financial condition and results of operations. For instance, a new outbreak of SARS or any other epidemic may reduce the level of economic activity in affected areas, which may lead to a reduction in the number of company employment opportunities. In addition, health or other government regulations may require temporary closure of our offices, or the offices of our advertisers, content providers or partners, which will severely disrupt our business operations and have a material adverse effect on our financial condition and results of operations. Though we took some emergency measures during the SARS outbreak in 2003, we have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Political, Economic and Regulatory Risks

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

        Some of our revenues and operating expenses are denominated in Renminbi, the Chinese currency. Currently, we may purchase foreign exchange for settlement of "current account transactions," including payment of dividends, without the approval of the State Administration for Foreign Exchange, or SAFE. We may also retain foreign exchange in our current account (subject to a ceiling approved by the SAFE) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase and retain foreign currencies in the future.

        Since a significant amount of our future revenues will be in the form of Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China, if any, or to pay expenditures denominated in foreign currencies.

We are subject to risks of currency fluctuations and exchange restrictions.

        Currency fluctuations, devaluations and exchange restrictions may adversely affect our liquidity and results of operations. A substantial portion of our business currently involves the purchase of wireless telephones in Europe for resale in the Asia-Pacific Rim. We attempt to manage the risk of foreign currency devaluation by holding wireless telephone products that are not allocated to a particular customer in inventory for a short time (typically less than 30 days) and by requiring our customers to pay cash (in local currency) for the full price of an order upon delivery. However, our inventory cycle for our automobile distribution segment is expected to increase to 60 days. To the extent that our inventory cycle increases, the risks of currency fluctuations decreasing our gross margins on sales of our products will increase. In addition, in some countries, local currencies may not be readily converted into Euros or U.S. dollars (or other "hard currencies") or may only be converted at government-controlled rates, and, in some countries, the transfer of hard currencies offshore has been restricted from time to time. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure, if at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

Regulation and censorship of information distribution in China may adversely affect our business.

        China has enacted regulations governing Internet access and the distribution of news and other information. Furthermore, the Propaganda Department of the Chinese Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control a particular political ideology. In addition, the MII has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. Because many PRC laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement may involve significant uncertainty. In addition, the PRC legal system is a civil law system in which decided legal cases have limited binding force as legal precedents. As a result, in many cases it is difficult to determine the type of content that may result in liability for a Web site operator.

        Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside China at its sole discretion. If the PRC government were to take action to limit or eliminate the distribution of information through our portal or to limit or regulate current or future applications available to users of our portal, our business would be materially adversely affected.

        The State Secrecy Bureau, which is directly responsible for the protection of state secrets of all PRC government and Chinese Communist Party organizations, is authorized to block any Web site it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information. Under the applicable regulations, we may be held liable for any content transmitted on our portal. Furthermore, where the transmitted content clearly violates the laws of the PRC, we will be required to delete it. Moreover, where the transmitted content is considered suspicious, we are required to report such content. We must also undergo computer security inspections, and if we fail to implement the relevant safeguards against security breaches, we may be shut down.

Political and economic policies of the PRC government could affect our business.

        A significant portion our business, assets and operations are located in China and a significant portion of our current and future revenues are derived from our operations in China. Accordingly, our business could be adversely affected by changes in political, economic or social conditions in China, adjustments in PRC government policies or changes in laws and regulations.

        The economy of China differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development in a number of respects, including:

  •
  structure;

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  level of government involvement;

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  level of development;

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  level of capital reinvestment;

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  growth rate;

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  control of foreign exchange; and

  •
  methods of allocating resources.

        Since 1949, China has been primarily a planned economy subject to a system of macroeconomic management. Although the Chinese government still owns a significant portion of the productive assets in China, economic reform policies since the late 1970s have emphasized decentralization, autonomous enterprises and the utilization of market mechanisms. We cannot predict what effects the economic reform and macroeconomic measures adopted by the Chinese government may have on our business or results of operations.

The PRC legal system embodies uncertainties which could limit the legal protections available to us and you.

        The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. We are subject to laws and regulations applicable to foreign investment in mainland China. However, these laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to us and other foreign investors. In addition, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

It may be difficult to enforce any civil judgments against us or our board of directors or officers, because most of our assets are located outside of the United States.

        Although we are incorporated in the State of Nevada, substantially all of our assets are located in the PRC. As a result, it may be difficult for investors to enforce outside the United States any actions brought against us in the United States, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, certain of our directors and officers and all or a substantial portion of their assets may be located outside the United States (principally in the PRC). As a result, it may not be possible for investors to effect service of process within the United States upon those directors and officers, or to enforce against them or us judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in the PRC, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state of the United States.

Risks Related to the Market for Our Common Stock

Because of factors unique to us and our forecast of anticipated financial performance, the market price of our common stock is likely to be particularly volatile. The market price of our common stock has been and will likely continue to be volatile.

        Because of the manner in which we became a public company, the relatively small number of shares available for resale on the Nasdaq SmallCap Stock Market, the early stage of our business and numerous other factors, the trading price of our common stock has been volatile, and is likely to continue to be so. In addition, the Nasdaq Stock Market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet and China-related companies. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new services, products or technologies by our suppliers or our competitors; changes in conditions or trends in the wireless telecommunications industry; changes in governmental regulation; or changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, all could affect future stock performance. From time to time, we also may publicly forecast anticipated performance goals, and our failure to meet such expectations could adversely affect our future stock performance. Furthermore, investors in our shares may experience a decrease in the value of their shares regardless of our operating performance or prospects. Investors should not consider acquiring our common stock to the extent they are unable to absorb a complete loss of their investment.

We are controlled by Wei Zhou, our Chief Executive Officer.

        Wei Zhou, our Chief Executive Officer, beneficially owns approximately 56.9% of the outstanding shares of our common stock and is our largest stockholder. Accordingly, he may control the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. He can also exercise control in preventing or causing a change in control. In addition, without his consent, we could be prevented from entering into transactions that could be beneficial to us.

We have a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

        There is currently a limited trading market for our Common Stock on the Nasdaq SmallCap Market. The ability to trade our Common Stock on the Nasdaq SmallCap Market depends on the presence and investment decisions of willing buyers and sellers. Therefore, the market of investors who are willing to purchase our Common Stock is limited, the volume of our Common Stock traded on a daily basis is low, and the liquidity of our Common Stock is limited. All of these will affect your ability to sell and the price you may receive for our Common Stock.

The trading price of our common stock has been, and is expected to continue to be volatile.

        The Nasdaq SmallCap Market on which our Common Stock currently trades, and stock markets in general, have historically experienced extreme price and volume fluctuations that have affected companies unrelated to their individual operating performance. The trading price of our Common Stock has been and is likely to continue to be volatile due to such factors as:

  •
  Variations in our quarterly results of operations;

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  Announcements of new products, services or acquisitions by our competitors;

  •
  Government regulatory action in the PRC or the United States;

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  Developments related to any of the risk factors discussed in this Prospectus; and

  •
  General trends in our industry and overall market conditions.

        Movements in prices of equity securities in general may also affect the market price of our Common Stock.

Our quarterly operating results are subject to fluctuations, which could adversely affect our financial results and the market price of our common stock.

        Our quarterly operating results have varied significantly in the past and may fluctuate in the future as a result of a variety of factors, many of which are outside our control. Accordingly, quarter-to-quarter comparisons of our operating results may not be indicative of our future performance. Due to the factors noted in this Prospectus, our earnings and stock price have been and may continue to be subject to significant volatility, particularly on a quarterly basis. We may experience shortfalls in revenue and earnings from levels expected by investors or analysts. In such a case, the price of our publicly traded securities may be materially and adversely affected.

Future sales of our common stock in the public market, and option exercises and sales could lower our stock price.

        A substantial number of shares of our Common Stock are subject to stock options and restricted stock agreements and were issued in private placements, including the shares offered by the selling stockholders pursuant to this Prospectus. We cannot predict the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of our Common Stock. Sales of substantial amounts of Common Stock, including shares included in this Prospectus, issued upon the exercise of stock options, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

Provisions in our articles of incorporation and bylaws and Nevada law could delay or discourage a takeover which could adversely affect the price of our common stock.

        Our Board of Directors has the authority to issue shares of preferred stock and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by holders of our Common Stock. If preferred stock is issued, the voting and other rights of the holders of our Common Stock may be subject to, and may be adversely affected by, the rights of the holders of our preferred stock. The issuance of preferred stock may have the effect of delaying or preventing a change of control of INTAC that could have been at a premium price to our stockholders.

        Provisions of our articles of incorporation and bylaws could discourage potential takeover attempts and make attempts to change management by stockholders difficult. Our Board of Directors has the authority to impose various procedural and other requirements that could make it more difficult for our stockholders to effect certain corporate actions. In addition, our bylaws provide that directors may be removed only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. Any vacancy on our Board of Directors may be filled only by a vote of the majority of directors then in office. These provisions, and certain other provisions of our articles of incorporation, could have the effect of delaying or preventing (i) a tender offer for our Common Stock or other changes of control of INTAC that could be at a premium price or (ii) changes in our management.

We do not expect to pay cash dividends in the foreseeable future.

        We have not declared or paid cash or other dividends on our Common Stock and do not expect to pay cash dividends for the foreseeable future. We currently intend to retain all future earnings for use in the operation of our business and to fund future growth. Any future cash dividends will depend upon our results of operations, financial conditions, cash requirements, the availability of a surplus and other factors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains forward-looking statements that we believe are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by such acts. These statements describe our attempt to predict future events, such as our plans for future expansion, our ability to achieve satisfactory operating performance, the viability of our business model, our expansion into other businesses and pursuit of other business opportunities, and our intent to focus our business operations in specific geographic markets. The words "may," "expect," "believe," "plan," "intend," "anticipate," "estimate," "continue," and similar expressions, as well as discussions of our strategy and pending transactions, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. The important factors listed in the section entitled "Risk Factors," as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in any forward-looking statements. You should be aware that the occurrence of the events described in these factors and elsewhere in this Prospectus could have an adverse effect on our business, results of operations or financial condition. You should also be aware that the "forward-looking" statements are subject to a number of risks, assumptions and uncertainties, such as:

  •
  our ability to effectively execute our business plan;

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  our status as an early-stage company with an evolving, unproven and unpredictable business model;

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  our ability to continue to raise additional working capital, the lack of which would likely have a significant negative impact on our longer-term business plan and our ability to take advantage of our strategic alliances and to successfully execute our expansion plan;

  •
  statements made concerning the revenues or operating performance expected for the year ending December 31, 2004;

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  the increased expense structure assumed by us as a U.S. public company;

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  our plans for future expansion;

  •
  our ability to achieve satisfactory operating performance;

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  the viability of our business model;

  •
  our expansion into other businesses and pursuit of other business opportunities;

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  the results of our intended diversification into other industries and geographic regions;

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  the impact of the SARS virus on the economic environment;

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  the PRC government which may prevent us from conducting business in China;

  •
  political and economic events and conditions in China and other geographic markets in which we operate;

  •
  the anticipated benefits of our industry contacts and strategic relationships;

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  our ability to establish and take advantage of contacts and strategic relationships;

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  our ability to offset increased operating expenses by increasing revenues and operating efficiencies;

  •
  our ability to react to market opportunities;

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  the advent of new technology;

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  complex regulations that apply to us as an operating company in China and elsewhere;

  •
  changes in interest rates, foreign currency fluctuations and capital market conditions, particularly those that may affect the availability of credit for our products and services; and

  •
  other factors including those detailed under the heading "Risk Factors".

        You should also be aware that those "forward-looking" statements in regards to our Internet portal business are subject to a number of further risks, assumptions and uncertainties, such as:

  •
  our ability to capitalize on the Internet portal business joint venture;

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  our lack of prior experience with the Internet portal business and our ability to develop and execute an effective business plan;

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  our ability to develop the fee-based services of the Internet portal business, including assembling an experienced management team;

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  the high cost of Internet access that may limit the growth of the Internet in China and impede our growth;

  •
  e-commerce customers that have only limited experience using the Internet for advertising or commerce purposes;

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  the acceptance of the Internet as a commerce platform in China which depends in part on the resolution of problems relating to fulfillment and electronic payment;

  •
  concerns about security of e-commerce transactions and confidentiality of information on the Internet that may increase our costs, reduce the use of our portal and impede our growth;

  •
  our network operations that may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable;

  •
  PRC Internet laws and regulations that are unclear and will likely change in the near future;

  •
  restrictions on foreign investment in the PRC Internet sector that are imposed by the PRC government; and

  •
  regulation and censorship of information distribution in China which may adversely affect our business.

        You should also be aware that those "forward-looking" statements in regards to our distribution business are subject to a number of further risks, assumptions and uncertainties, such as:

  •
  the low-margin nature of our distribution businesses;

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  changes in general business conditions or distribution channels in the wireless handset or automobile industries, and our ability to react to these changes;

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  the impact of competition in the wireless handset distribution and automobile distribution industries, as well as in industries that we may operate in the future;

  •
  our ability to continue to sell products outside of traditional distribution channels;

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  our ability to continue to purchase sufficient inventory on terms favorable to us;

  •
  our small number of current suppliers and customers;

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  our lack of supply contracts with our vendors or distribution contracts with our customers;

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  the concentration of a significant portion of our wireless handset distribution business with a few large customers; and

  •
  the highly competitive and constantly changing nature of the international wireless and automobile distribution industries.

        You should not unduly rely on these forward-looking statements, which speak only as of the date of this filing. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the forward-looking statements set forth in this Prospectus.

USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from sales of common stock sold pursuant to this Prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders.

        Currently, we intend to use the net proceeds from the sale of our common stock by us to invest, directly or indirectly, in our Internet portal business, for strategic acquisitions or business alliances, for working capital and for other general corporate purposes. Although we have no current plans, agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in properties, joint ventures or companies. If we elect at the time of the issuance of any common stock to make different or more specific use of proceeds other than as described in this Prospectus, we will describe the change in use of proceeds in the applicable Prospectus Supplement. Our management may spend the proceeds from the sale of our common stock in ways which some of our stockholders may not deem desirable.

        The timing and amount of our actual expenditures will be based on many factors, including cash flows from operating, investing and financing activities and the growth of our business.

        Until we use the net proceeds of this offering for the above purposes, we may invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

SELLING STOCKHOLDERS

        The following table sets forth information regarding the current beneficial ownership of our common stock by the selling stockholders and the "as adjusted" beneficial ownership by the selling stockholders, giving effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of June 25, 2004 and the percentage of ownership shown in the table is based on 20,989,155 shares of common stock issued and outstanding as of June 25, 2004. All information contained in the table below is based on information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that the shares covered by this Prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered. No selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

	Number of Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After the Offering(2)
Name of Beneficial Owner	Number of Shares of Common Stock	As % of Class	Shares Being Offered(1)	Number	As % of Class
Tony Brahil(3)	1,000,000	4.8%	1,000,000	0	0
Thomas Crown Investments Limited(4)	800,000	3.8%	800,000	0	0

(1)
The actual number of shares of common stock offered in this Prospectus, and included in the registration statement of which this Prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon or by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(2)
We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. Because the selling stockholders may choose not to sell any of the shares offered by this Prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this Prospectus upon the completion of the offering.

(3)
Shares being offered consist of 1,000,000 shares of common stock issued pursuant to the terms of the Subscription and Investment Representation Agreement dated September 15, 2003, between the selling stockholder and us.

(4)
Shares being offered consist of 800,000 shares of common stock issued pursuant to the terms of the Subscription and Investment Representation Agreement dated May 13, 2004, between the selling stockholder and us. Geraldo Cesar Mercer Guimaraes, Director of Thomas Crown Investments Limited, has sole voting and dispositive power with respect to the shares registered hereby for the account of Thomas Crown Investments Limited.

Description of Transactions with Selling Stockholders

        On May 13, 2004, we closed the sale of 800,000 shares of our common stock for net proceeds of $12 million, in a private placement to Thomas Crown Investments Limited, an accredited investor, under Rule 506 under Regulation D of the Securities Act of 1933, as amended.

        On September 15, 2003, we closed the sale of 1,000,000 shares of our common stock for net proceeds of $4.5 million, in a private placement to Tony Brahil, an accredited investor, under Section 4(2) of the Securities Act of 1933, as amended.

PLAN OF DISTRIBUTION—SELLING STOCKHOLDERS

        The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately-negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing of options on the shares;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

        The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

        The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

        We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

        If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a Prospectus Supplement to describe the agreements between the selling stockholders and the broker-dealer.

        We may suspend the use of this Prospectus on a limited basis if we learn of any event that causes this Prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary to make the statements in the Prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a Prospectus Supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

PLAN OF DISTRIBUTION—COMPANY ISSUANCE

        We may sell our common stock:

  •
  through one or more underwriters or dealers;

  •
  directly to purchasers;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        We may distribute our common stock:

  •
  from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the times of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We will describe the method of distribution of our common stock in the applicable Prospectus Supplement.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of our common stock). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each Prospectus Supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of our common stock an option to purchase additional shares of common stock to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In connection with the offering of our common stock, certain underwriters and members of any selling group and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase shares of common stock for the purpose of stabilizing their market price.

        The underwriters in an offering of our common stock may also create a "short position" for their account by selling more shares of common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position either by purchasing shares of common stock in the open market following completion of the offering of our common stock or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose "penalty bids" under contractual arrangements with the other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the shares of common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying Prospectus Supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying Prospectus Supplement are required to be taken by any underwriters and, if they are undertaken, these transactions may be discontinued at any time.

        Our common stock is listed on the NASDAQ SmallCap Market under the symbol "INTN" and in Europe on the Frankfurt Stock Exchange under the symbol "WKN 805768". Any shares of common stock sold pursuant to a Prospectus Supplement will be listed on The NASDAQ SmallCap Market and in Europe on the Frankfurt Stock Exchange, subject to official notice of issuance. Any underwriters or agents to or through which we may sell shares of common stock may make a market in our common stock, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of a trading market for shares of common stock that we may sell.

        Under the securities laws of some states, the common stock registered by the registration statement that includes this Prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of the common stock registered under the registration statement that includes this Prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC, including, among others, Regulation M noted above, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Offers to purchase the shares of our common stock offered by this Prospectus may be solicited, and sales of the shares may be made, by us of those shares directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the shares. The terms of any offer made in this manner will be included in the Prospectus Supplement relating to the offer.

        If indicated in the applicable Prospectus Supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of our common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares are also being sold to underwriters, we must have sold to these underwriters the shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of shares of our common stock under this Prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

        Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us for certain expenses.

        If more than 10% of the net proceeds of any offering of securities made under this Prospectus will be received by NASD members participating in the offering or affiliates or associated persons of those NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

PROSPECTUS DELIVERY

        Since each of the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised Prospectus or Prospectus Supplement, if required, will be distributed which will set forth:

  •
  the name of the selling stockholder and of any participating underwriters, broker-dealers or agents;

  •
  the aggregate amount and type of securities being offered;

  •
  the price at which the securities were sold and other material terms of the offering;

  •
  any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and

  •
  that the participating broker-dealers did not conduct any investigation to verify the information in this Prospectus or incorporated in this Prospectus by reference.

        A Prospectus Supplement or a post-effective amendment may be filed with the SEC to disclose additional information with respect to the distribution of the shares. In particular, if we receive notice from a selling stockholder that a donee, pledgee, transferee or other successor intends to sell more than 500 shares of our common stock, or that a selling stockholder has entered into a material arrangement with an underwriter or broker-dealer for the sale of shares covered by this Prospectus, then to the extent required we will file a supplement to this Prospectus.

DESCRIPTION OF OUR COMMON STOCK

        The following summary description of our common stock is based on the provisions of our amended and restated articles of incorporation and amended and restated bylaws and the applicable provisions of the Nevada Revised Statutes. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated articles of incorporation, amended and restated bylaws and the Nevada Revised Statutes. For information on how to obtain copies of our amended and restated articles of incorporation and amended and restated bylaws, see "Where You Can Find More Information."

Common and Preferred Stock

        Currently, we have authority to issue 100,000,000 shares of common stock, $0.001 par value per share. As of June 22, 2004, 20,989,455 shares of our common stock were issued and outstanding. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders. We also have authority to issue 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 22, 2004, no shares of our preferred stock were issued and outstanding. Our articles of incorporation do not provide for cumulative voting, and accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Our Board of Directors has the authority to issue shares of preferred stock and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by holders of our common stock. If preferred stock is issued, the voting and other rights of the holders of our common stock may be subject to, and may be adversely affected by, the rights of the holders of our preferred stock. Whenever there is paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over our common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are entitled, then dividends may be paid on our common stock out of any assets legally available therefor, but only when and as declared by our board of directors. Our articles of incorporation also provides that in the event of any liquidation, dissolution or winding up of our company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of the common stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our company, to receive the remaining assets of our company available for distribution, in cash or in kind. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to the rights of the holders of any shares of any series of preferred stock that we may issue in the future.

Charter and Bylaw Provisions

        Our articles of incorporation and bylaws, as amended and restated, contain, among other things, provisions described below that may reduce the likelihood of a change in the board of directors or voting control of our company without the consent of the board of directors. These provisions could have the effect of discouraging, delaying or preventing tender offers or takeover attempts that some or a majority of the stockholders might consider to be in the stockholders' best interest, including offers or attempts that might result in a premium over the market price for our common stock.

        Filling of Board Vacancies; Removal.    Any vacancy occurring in the board of directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until the next annual stockholders' meeting and until such director's successor shall have been elected and qualified. Directors may only be removed with the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote at an election of directors.

        Call of Special Meeting.    Special meetings of stockholders may be called at any time but only by our chairman of the board, the president or the secretary.

        Bylaw Amendments.    The stockholders may amend the bylaws by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of our company entitled to vote thereon. Directors may also amend the bylaws by a majority vote of the directors then in office.

        Amendments to Articles of Incorporation.    Except as set forth in our articles of incorporation or as otherwise specifically required by law, no amendment of any provision of our articles of incorporation shall be made unless such amendment has been first proposed by the board of directors and approved by the affirmative vote of at least a majority of the outstanding shares of stock of our company entitled to vote thereon.

        Stockholder Nominations and Proposals.    Notice of stockholder proposals and director nominations must be timely given in writing to our corporate Secretary prior to the meeting at which the matters are to be acted upon or the directors are to be elected. To be timely, notice must be received at our principal offices not less than 70, nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The purpose of requiring advance notice is to afford the board of directors an opportunity to consider the qualifications of the proposed nominees or the merits of others stockholder proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about those matters.

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

LEGAL MATTERS

        David Allen Wood, P.C., Dallas, Texas, will pass on the validity of the common stock offered by this Prospectus for us. Any underwriter(s) or agents will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of INTAC International, Inc. contained in our Annual Report (Form 10-KSB) for the years ended December 31, 2003 and 2002, have been audited by KBA Group LLP, independent auditors, as set forth in their report thereon included in such Annual Report and incorporated herein by reference. The consolidated financial statements of INTAC International, Inc. contained in our Annual Report (Form 10-KSB) for the period from January 3, 2001 (Date of Inception) to December 31, 2001, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included in such Annual Report and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon KBA Group LLP and KPMG LLP reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the SEC's Public Reference Rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Rooms. Our SEC filings are also available to the public on the SEC's Website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered in connection with this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, you should refer to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of each contract or document is qualified in all respects by reference to the contract or document. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

        Our common stock is listed on The NASDAQ SmallCap Market under the symbol "INTN" and in Europe on the Frankfurt Stock Exchange under the symbol "WKN 805768". Our reports, proxy statements and other information may also be read and copied at the offices of NASDAQ at The NASDAQ Stock Market, 9600 Blackwell Road, Rockville, MD 20850.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than current reports furnished on Form 8-K under Items 9 and 12):

(1)
our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

(2)
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

(3)
the description of our common stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 30, 2001, and any subsequent amendments or reports filed for the purpose of updating this description; the following reports on Form 8-K:

(4)
Form 8-K filed with the SEC on May 26, 2004;

(5)
The sections entitled "Election of Directors" and "Executive Compensation," contained in our Proxy Statement on Schedule 14A for our 2003 Annual Meeting of Stockholders.

        The reports and other documents that we file after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and will update, supplement and supersede the information in this Prospectus. You can obtain copies of all documents which are incorporated in this Prospectus by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) without charge by writing or calling us at INTAC International, Inc., Attention: J. David Darnell, Senior Vice President and Chief Financial Officer, 12221 Merit Drive, Suite 1350, Dallas, Texas 75251, telephone number (469) 916-9891.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC Registration Fee	$5,500
Accounting Fees and Expenses*	$15,000
Printing Fees*	$2,000
Legal Fees and Expenses*	$7,000
Miscellaneous*	$1,000

TOTAL	$30,500

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

        Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with INTAC or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct. Our articles or incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws. Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of INTAC, or is or was serving at the request of INTAC as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise. Our bylaws provide that no advance shall be made by us to an officer of INTAC, except by reason of the fact that such officer is or was a director of INTAC in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of INTAC. The registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

        Exhibits and Index of Exhibits

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement*
5.1	Opinion of David Allen Wood, P.C.
10.1
Subscription and Investment Representation Agreement, dated as of September 15, 2003, between INTAC International, Inc. and Tony Brahil (Filed as Exhibit 10.4 to Form 10-QSB for the quarter ended September 30, 2003 filed with the Commission on November 14, 2003 and incorporated by reference herein).
10.2
Subscription and Investment Representation Agreement, dated as of May 13, 2004, between INTAC International, Inc. and Thomas Crown Investments Limited (filed as Exhibit 10.1 to the Current Report Form 8-K filed by the Company on May 26, 2004 and incorporated by reference herein).
23.1	Independent Auditors' Consent—KBA Group LLP
23.2	Independent Auditors' Consent—KPMG LLP
23.3	Consent of David Allen Wood, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney—Reference is made to page II-4 hereof

*
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17. Undertakings

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 25, 2004.

INTAC International, Inc.
By:	/s/ J. DAVID DARNELL J. David Darnell Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wei Zhou and J. David Darnell, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-3 (including any post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WEI ZHOU Wei Zhou	President, Chief Executive Officer and Chairman, Director (Principal Executive Officer)	June 25, 2004
/s/ J. DAVID DARNELL J. David Darnell	Senior Vice President & Chief Financial Officer and Director (Principal Financial Officer)	June 25, 2004
/s/ THEODORE P. BOTTS Theodore P. Botts	Director	June 25, 2004
/s/ QI FENG Qi Feng	Director	June 25, 2004
/s/ KEVIN K. JONES Kevin K. Jones	Director	June 25, 2004
/s/ DR. HEINZ-GERD STEIN Dr. Heinz-Gerd Stein	Director	June 25, 2004
/s/ LARRIE A. WEIL Larrie A. Weil	Director	June 25, 2004

Exhibit Index

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement*
5.1	Opinion of David Allen Wood, P.C.
10.1
Subscription and Investment Representation Agreement, dated as of September 15, 2003, between INTAC International, Inc. and Tony Brahil (Filed as Exhibit 10.4 to Form 10-QSB for the quarter ended September 30, 2003 filed with the Commission on November 14, 2003 and incorporated by reference herein).
10.2
Subscription and Investment Representation Agreement, dated as of May 13, 2004, between INTAC International, Inc. and Thomas Crown Investments Limited (filed as Exhibit 10.1 to the Current Report Form 8-K filed by the Company on May 26, 2004 and incorporated by reference herein).
23.1	Independent Auditors' Consent—KBA Group LLP
23.2	Independent Auditors' Consent—KPMG LLP
23.3	Consent of David Allen Wood, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney—Reference is made to page II-4 hereof

*
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

QuickLinks

PROSPECTUS TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
OUR COMPANY
GENERAL BACKGROUND
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION—SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION—COMPANY ISSUANCE
PROSPECTUS DELIVERY
DESCRIPTION OF OUR COMMON STOCK
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
  Exhibit Index